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                            Exhibit 99

                          Press Release

                              Dated

                          March 12, 1998
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                          PRESS RELEASE



Today's date:  March 12, 1998               Contact:  Bill W. Taylor
Release date:  Immediately                  Exec. Vice President, C.F.O.
                                            903-586-9861



JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
                     (NASDAQ SYMBOL - JXVL)


     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 10, 1998 declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on April 10, 1998, to stockholders of record at close of business on March 31, 1998.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB (formerly known as Jacksonville Savings and Loan Association), that conducts business through six branches throughout East Texas in addition to its home office operations in Jacksonville, Texas.

     As of December 31, 1997, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $235.4 million, liabilities and deferred income of $201.0 million and stockholder's equity of $34.4 million.
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